Exhibit 1.01

4,000,000 Shares

RealPage, Inc.

Common Stock, $0.001 par value per share

UNDERWRITING AGREEMENT

September 14, 2012

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Underwriter,

c/o	Credit Suisse Securities (USA) LLC,
Eleven Madison Avenue,
New York, New York 10010-3629

Dear Sirs:

1. Introductory. The stockholders listed in Schedule A hereto (“Selling Stockholders”) agree, severally and not jointly, with the Underwriter named in Schedule B hereto (“Underwriter”) to sell to the Underwriter an aggregate of 4,000,000 outstanding shares of the Securities (such 4,000,000 shares of Common Stock, $0.001 par value per share (“Securities”), of RealPage, Inc., a Delaware corporation (“Company”), being hereinafter referred to as the “Firm Securities”). Certain of the Selling Stockholders also agree to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 600,000 additional outstanding shares (“Optional Securities”) of the Securities, as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2. Representations and Warranties of the Company and the Selling Stockholders. (i) The Company represents and warrants to, and agrees with, the Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3ASR (No. 333-183883), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement, including a related prospectus or prospectuses, in the form on file with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430A Information and all 430C Information with respect to such registration statement, that in any case has not then been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430A Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430A and 430C Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430C. For purposes of this Agreement:

“430A Information” means information included in a prospectus and retroactively deemed to be a part of the Registration Statement pursuant to Rule 430A(b).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:00 P.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Registration Statement relating to the Offered Securities means the time of filing of such Registration Statement at which time such Registration Statement was automatically effective.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules (“Exchange Rules”) of the New York Stock Exchange and the NASDAQ Stock Market.

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company specifically for use therein by (x) the Selling Stockholder, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof or (y) the Underwriter, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(c) Ineligible Issuer Status. At (i) the earliest time after the filing of the Registration Statement that any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(d) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated September 13, 2012, (including any document incorporated by reference therein as of the Applicable Time), including the Registration Statement dated September 13, 2012 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this Section 2(i)(e) does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(f) Automatic Shelf Registration Statement.

(i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 and (D) at the Applicable Time, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405;

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective on September 13, 2012;

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form;

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r); and

(v) No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

(g) Incorporated Documents. The documents incorporated by reference in the Registration Statement and the Statutory Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter that is described as such in Section 8(c) for use therein or by a Selling Stockholder expressly for use in the preparation of the information in the Registration Statement that is described as such in Section 8(b), and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule C hereto.

(h) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, result in a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(i) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for pledges by the Company pursuant to the credit facilities described in the General Disclosure Package.

(j) Offered Securities. All outstanding shares of capital stock of the Company, including the Offered Securities to be sold by the Selling Stockholders, have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities that have not been waived, including in connection with the offering of the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(k) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l) Registration Rights. Except as disclosed in the General Disclosure Package there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “Registration Rights”) and any such rights to require the Company to include a specific amount of securities of the Company in securities registered pursuant to a Registration Statement have been complied with or waived and (to the extent disclosed in the General Disclosure Package) any person to whom the Company has granted Registration Rights to require the Company to file a registration statement under the Act has agreed not to exercise such rights until after the expiration of the Lock-Up Period as defined in the Lock-Up Agreement (as defined below).

(m) Listing. The Offered Securities have been approved for listing on The NASDAQ Stock Market LLC (the “NASDAQ Stock Market”).

(n) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities, except such as have been obtained or made and such as may be required under state securities laws.

(o) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them, except (i) as disclosed in the General Disclosure Package or (ii) those that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them, except for such interference that would not, individually or in the aggregate, result in a Material Adverse Effect.

(p) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or, except as disclosed in the General Disclosure Package, a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to: (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, for the purposes of clause (iii), any such lien, charge or encumbrance that would not, individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, for the purposes of clause (ii), for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(r) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(s) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(t) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could, individually or in the aggregate, have a Material Adverse Effect.

(u) Possession of Intellectual Property. To the Company’s knowledge, the Company and its subsidiaries own, possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package (i) there are no rights of third parties to any of the Intellectual Property

Rights owned by the Company or its subsidiaries (other than Intellectual Property Rights licensed or granted by the Company in the ordinary course of its business); (ii) to the Company’s knowledge, there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, its subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (vi) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company, or any of its subsidiaries in violation of the rights of any persons, except in each case covered by clauses (i) – (vi) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, have a Material Adverse Effect.

(v) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(w) Employee Benefit Plans. (i) To the Company’s knowledge, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code (as defined below) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan (as defined below). Except as would not, individually or in the aggregate, have a Material Adverse Effect: (A) at no time has the Company or any ERISA Affiliate (as defined below) maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA; (B) no Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law; (C) each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA); and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law; (D) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification. (ii) The Company does not have any obligations under any collective bargaining agreement with any union and, to the Company’s knowledge, no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (A) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (B) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; and “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources, “Business — Legal Proceedings,” “Business — Intellectual Property,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” “Risk Factors” and “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(y) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(z) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(aa) Independent Public Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder. Except as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP, have not been engaged by the Company to perform any “prohibited activities” (as defined in such Section 10A) of the Exchange Act.

(bb) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with applicable provisions of Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization ,(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the

Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with applicable Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, a material weakness, a material change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have, individually or in the aggregate, a Material Adverse Effect.

(cc) Absence of Accounting Issues. A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(dd) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties or any Employee Benefit Plan that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s knowledge, threatened or contemplated.

(ee) Financial Statements. The financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the schedules, if any, included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement, the General Disclosure Package and the Final Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No other financial statements or schedules of the Company or any other entity are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus pursuant to any requirement of the Securities Act or any rules and regulations thereunder, including Rules 3-05 and Article 11 of Regulation S-X. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Off-Balance Sheet Arrangements. Except as otherwise disclosed in the General Disclosure Package, there are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(gg) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, except for any such change, development or event, the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect, (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(hh) Investment Company Act. The Company is not an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ii) Insurance. Except as otherwise disclosed in the General Disclosure Package or as would not, individually or in the aggregate, result in a Material Adverse Effect: the Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost; and the Company maintains director’s and officer’s insurance in such amounts as is customary for a public company.

(jj) Material Contracts. There is no franchise, lease, contract, agreement or other document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package or the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required. Other than as described in the General Disclosure Package, no such franchise, lease, contract, agreement or other document has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(kk) FINRA Affiliations. To the Company’s knowledge, there are no affiliations with the Financial Industry Regulatory Authority, Inc. among the Company’s officers, directors or, to the knowledge of the Company, any five percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement, except as set forth in the General Disclosure Package or otherwise disclosed in writing to the Underwriter.

(ll) Related Party Transactions. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Registration Statement, the General Disclosure Package or the Final Prospectus and is not so described.

(mm) Recent Sale of Securities. Except as described in the Registration Statement and the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to Employee Benefit Plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(nn) Antifraud Compliance. Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, will not violate as a result of its participation in the offering, and has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (i) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (ii) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (iii) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(oo) Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have, individually or in the aggregate, a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(ii) Each Selling Stockholder severally represents and warrants to, and agrees with, the Underwriter that:

(a) Title to Securities. Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date, free of any “adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)), and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriter, to the Depository Trust Company (“DTC”) or its agent, registration of such Shares in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by DTC and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriter (assuming that no such

Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Shares), (A) under Section 8-501 of the New York UCC, the Underwriter will acquire a valid and unencumbered security entitlement with respect to such Offered Securities and (B) no action based on an “adverse claim,” within the meaning of Section 8-102 of the New York UCC, to such Offered Securities may be asserted against the Underwriter with respect to such security entitlement.

(b) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation of the transactions contemplated therein or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except such as have been obtained and made under the Act (or, with respect to any Final Prospectus to be filed under the Act, will be effected in accordance herewith), such as may be required under state securities laws and such as may be required under FINRA Rule 5110.

(c) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated therein and herein will not result in a breach by such Selling Stockholder or violation by such Selling Stockholder of any of the terms and provisions of, or constitute a default by such Selling Stockholder under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of their properties, (ii) any agreement or instrument to which any Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) the charter or by-laws of any Selling Stockholder that is a corporation or the constituent documents of any Selling Stockholder that is not a natural person or a corporation, except with respect to clauses (i) and (ii) for such breaches, violations, defaults, liens, charges and encumbrances that would not, individually or in the aggregate, impair in any material respects such Selling Stockholders’ ability to fulfill its obligations under this Agreement; and provided that no warranty is made in clause (ii) with respect to the antifraud provisions of federal and state securities laws.

(d) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus) (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof. Notwithstanding anything to the contrary, with respect to each Selling Stockholder, the first sentence of this subsection (d) applies only to statements in or omissions from any Registration Statement, Statutory Prospectus or the Final Prospectus that are made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder expressly for use therein (“Selling Stockholder Information”), it being understood and agreed that the only Selling Stockholder Information consists solely of the information relating to such Selling Stockholder under the caption “Selling Stockholders” in any Statutory Prospectus or the Final Prospectus.

(e) General Disclosure Package. As of the Applicable Time, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence (x) with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from the General Disclosure Package or any Limited Use Issuer Free Writing Prospectus are based on Selling Stockholder Information and (y) does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(f) Issuer Free Writing Prospectuses. All Selling Stockholder Information contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that such Selling Stockholder notified or notifies the Company, the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Stockholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Selling Stockholder Information would include an untrue statement of a material fact if omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and the Representative and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(g) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package.

(h) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by, or on behalf of, such Selling Stockholder.

(i) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(j) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities in violation of applicable laws.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $24.75 per share, the Firm Securities.

The Selling Stockholders will deliver the Firm Securities to or as instructed by the Representative for the account of the Underwriter in a form reasonably acceptable to the Representative, against payment of the purchase price by the Underwriter in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Selling Stockholders at the office of Simpson Thacher & Bartlett LLP, located at 2475 Hanover St., Palo Alto, CA, 94304 at 9:00 A.M., New York time, on September 19, 2012, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the office of DTC or its designated custodian at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company and the Selling Stockholders listed on Schedule A under the heading “Option Selling Stockholders” (such Selling Stockholders, “Option Selling Stockholders”) from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Option Selling Stockholders agree, severally and not jointly, to sell to the Underwriter the respective number of shares of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction, the numerator of which is the number of shares set forth opposite the names of such Option Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representative, in order to avoid fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company and the Option Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the account of the Underwriter in a form reasonably acceptable to the Representative, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Selling Stockholders, at the above office of Simpson Thacher & Bartlett LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of DTC or its designated custodian at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriter. It is understood that the Underwriter propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the Underwriter and the Selling Stockholders that:

(a) Additional Filings. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(1) or Rule 424(b)(4), as applicable, not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent; and the Company will also advise the Representative promptly of (i) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to any Registration Statement or any document incorporated by reference in the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Representative copies of each Registration Statement (of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative may reasonably request. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction.

(g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriter.

(h) Payment of Expenses. The Company and each Selling Stockholder agree with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, including but not limited to (i) any filing fees and other expenses (including fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, (ii) fees, disbursements and expenses of Company’s counsel and one counsel to the Selling Stockholders, (iii) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and (iv) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. The Company agrees to pay, and the Selling Stockholders agree to reimburse the Company $250,000 for, the costs and expenses related to the review by the Financial Industry Regulation Authority (“FINRA”) of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriter relating to such review). It is understood, however, that, except as provided in this Section 5(h), the Underwriter will pay all of their own costs and expenses, including all travel, lodging and other expenses of the Underwriter or any of their employees incurred by them in connection with any road show. It is further understood that, except as provided in this Section 5(h), the Selling Stockholders will pay all of their own costs and expenses, including any transfer or other taxes payable on the sale of their Securities, except as provided in any separate agreement relating to the allocation of payment of expenses between the Company, on the one hand, and a Selling Stockholder, on the other hand.

(i) Absence of Manipulation. The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (v) permit a net exercise or “cashless” exercise of any options issued pursuant to a plan; or (vi) file with the Commission a registration statement under the Act relating to Lock-Up Securities (except for a registration statement on Form S-8 to register shares issuable upon exercise of options granted pursuant to the terms of a plan in effect on the date hereof, it being understood that the Company shall be limited to filing only one Form S-8 during the Lock-Up Period and any Securities registered pursuant to such Form S-8 shall remain subject to the lock-up agreements previously executed and delivered pursuant to this agreement pursuant to the terms therein) without the prior written consent of the Representative, except, in each case, (A) the Securities to be sold hereunder; (B) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and disclosed in the General Disclosure Package and the Final Prospectus, and authorized for issuance as of the date hereof; (C) issuances of Lock-Up Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof provided such exercises are not on a “net exercise” on “cashless” basis as described in clause (v) above; (D) the issuance of Lock-Up Securities in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, property or other assets of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; or (E) the issuance of Lock-Up Securities in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (D) and (E), (i) the aggregate number of shares issued in such acquisitions and transactions does not exceed 5% of the Securities outstanding immediately following consummation of this offering and (ii) any recipients of such shares execute and deliver to the Representative a Lock-Up Agreement (as defined below). The initial Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Representative consents to in writing.

(k) Internal Controls. From and after the Closing Date, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(l) Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(m) Investment Company. The Company shall not invest or otherwise use the proceeds earned by the Company from its sale of the Offered Securities, and the Company and its subsidiaries will conduct its affairs, in such a manner so as to ensure that neither the Company nor any of its subsidiaries will be required to register as an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act.

6. Issuer Free Writing Prospectuses. The Company and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Exhibit A hereto (except that, in any letter dated on a Closing Date, the specified date referred to in Exhibit A hereto shall be a date no more than three days prior to such Closing Date).

(b) Effectiveness of Registration Statement. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, any Selling Stockholder or the Representative, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered

Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for the Company. The Representative shall have received an opinion, dated such Closing Date, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in the form attached hereto as Exhibit B.

(e) Opinion of Counsel for Selling Stockholders. The Representative shall have received an opinion, dated such Closing Date, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, special counsel for the Selling Stockholders, solely for purposes of delivering the opinion required by this Section 7(e), in the form attached hereto as Exhibit C.

(f) Opinion of Counsel for Underwriter. The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Representative shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which each of such officers, in his capacity as an officer of the Company, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which would result, individually or in the aggregate, in a Material Adverse Effect, except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(h) Selling Stockholders’ Certificates. The Representative shall have received a certificate, dated such Closing Date, of each Selling Stockholder in which such Selling Stockholder, to the best of its knowledge after reasonable investigation, shall state that: the representations and warranties of such Selling Stockholder in this Agreement are true and correct; and the Selling Stockholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(i) Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lock-up letters in a form satisfactory to the Representative (“Lock-Up Agreement”).

(j) Tax Forms. The Selling Stockholders will deliver to the Representative a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

The Selling Stockholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriter compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriter by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriter by Selling Stockholders. The Selling Stockholders, severally, and not jointly, will indemnify and hold harmless each Indemnified Party against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that a Selling Stockholder shall be subject to liability only to the extent that the untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents is made in reliance upon and in conformity with written information provided by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following information in the Final Prospectus furnished on behalf of each Selling Stockholder: the information relating to such Selling Stockholder under the caption “Selling Stockholders” in any Statutory Prospectus or the Final Prospectus; provided further that the liability of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to such Selling Stockholder from the sale of the Offered Securities sold by such indemnifying Selling Stockholder.

(c) Indemnification of Company and Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the prospectus supplement contained in the Final Prospectus furnished on behalf of each Underwriter: the discussions of short sales and covering transactions under the caption “Underwriting”.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b), or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or such controlling person). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (e). Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute (i) unless such Selling Stockholder would have had indemnification obligations pursuant to Section 8(b) and (ii) any amount in excess of the amount by which (I) the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, received by such Selling Stockholder from the sale of the Offered Securities sold by such Selling Stockholder pursuant to this Agreement exceeds (II) the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue alleged untrue statement or omission or alleged omission.

9. [Reserved.]

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the default of the Underwriter in its obligation to purchase the Offered Securities hereunder on either the First or any Optional Closing Date, the Company will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriter pursuant to Section 8 hereof shall remain in effect. If the purchase of the Offered Securities by the Underwriter is not consummated solely because of any failure, refusal or inability of any of the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, such Selling Stockholder will reimburse the Company for the out-of-pocket expenses of the Underwriter (including fees and disbursements of counsel) that the Company reimburses the Underwriter pursuant to the immediately preceding sentence. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Representative c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at RealPage, Inc., 4000 International Parkway, Carrollton, TX 75007-1913, Attention: Margot Lebenberg Carter, Chief Legal Officer, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 900 S. Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, TX 78746, Attention: Paul R. Tobias or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to the Company at 4000 International Parkway, Carrollton, TX 75007-1913, Attention: Margot Lebenberg Carter, Chief Legal Officer, with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, 900 S. Capital of Texas Highway, Las Cimas IV, Fifth Floor, Austin, TX 78746, Attention: Paul R. Tobias; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representative will act for the Underwriter in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriter.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Representative has been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or are advising the Company or the Selling Stockholders on other matters;

(b) Arms’-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Stockholders following discussions and arms-length negotiations with the Representative and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representative and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriter in accordance with its terms.

Very truly yours,

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn, Chief Executive Officer

[Signature Page to Underwriting Agreement]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriter in accordance with its terms.

SELLING STOCKHOLDERS

APAX EXCELSIOR VI, L.P.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner
By:	Apax Managers, Inc.
Its General Partner

By:	./s/ John F. Megrue
Name: John F. Megrue
Title: CEO

APAX EXCELSIOR VI-A C.V.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner
By:	Apax Managers, Inc.
Its General Partner

By:	/s/ John F. Megrue
Name: John F. Megrue
Title: CEO

APAX EXCELSIOR VI-B C.V.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner
By:	Apax Managers, Inc.
Its General Partner

By:	/s/ John F. Megrue
Name: John F. Megrue
Title: CEO

PATRICOF PRIVATE INVESTMENT CLUB III, L.P.

By:	Apax Excelsior VI Partners, L.P.,
Its General Partner
By:	Apax Managers, Inc.
Its General Partner

By:	/s/ John F. Megrue
Name: John F. Megrue
Title: CEO

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Andrew Leonard
Name: Andrew Leonard Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholders	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Apax Excelsior VI, L.P.	3,418,000	512,700
Apax Excelsior VI-A C.V.	279,200	41,880
Apax Excelsior VI-B C.V.	186,000	27,900
Patricof Private Investment Club III, L.P.	116,800	17,520

Total	4,000,000	600,000

Schedule A

SCHEDULE B

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	4,000,000

Total	4,000,000

Schedule B

SCHEDULE C

1. General Use Free Writing Prospectuses (included in the General Disclosure Package)

•	None.

2. Other Information Included in the General Disclosure Package

•	The price per share paid by such investor.

Schedule C

EXHIBIT A

[Form of Comfort Letter]

A-1

EXHIBIT B

[Form of Opinion of Counsel for the Company]

B-1

EXHIBIT C

[Form of Opinion of Counsel for Selling Stockholders]

C-1